                                                                      Exhibit 11
                                                                     Page 1 of 2

                        TURNER BROADCASTING SYSTEM, INC.
                   Computation of Primary Earnings Per Share
                     (in thousands, except per share data)


                                                                          Year ended
                                                                       December 31, 1993
                                                                       -----------------
 Net loss applicable to common stock..............................       $ (244,248)
                                                                         ===========

 Net loss applicable to Class A Common Stock......................       $  (63,112)
                                                                         ===========

 Net loss applicable to Class B Common Stock......................       $ (181,136)
                                                                         ===========
 Weighted average number of shares outstanding during the period..          188,550

 Add: Common equivalent shares issuable assuming conversion of
                Class C Convertible Preferred Stock...............           74,382

     Shares issuable upon exercise of stock options...............            5,472

 Subtract:   Shares which would have been purchased with proceeds
                 from exercise of such stock options..............           (3,961)
                                                                         -----------

 Weighted average number of common stock, common stock
     equivalents and converted shares outstanding.................          264,443
                                                                         ==========

 Weighted average number of Class A common shares and common
     stock equivalents............................................           68,330
                                                                         ==========

 Weighted average number of Class B common shares and common
       stock equivalents..........................................          196,113
                                                                         ==========

 Loss per share and common stock equivalent of Class A
     and Class B common stock.....................................       $    (0.92)
                                                                         ===========



                                                                      Exhibit 11
                                                                     Page 2 of 2

                       TURNER BROADCASTING SYSTEM, INC.
               Computation of Fully-Diluted Earnings Per Share
                    (in thousands, except per share data)

                                                                             Year ended
                                                                          December 31, 1993
                                                                          -----------------
 Net loss applicable to common stock...............................         $ (244,248)

 Add: Interest expense on zero coupon subordinated convertible
        notes due 2004.............................................             13,507
      Interest expense on zero coupon subordinated convertible
        notes due 2007.............................................             15,759
      Extraordinary loss on early extinguishment of debt,
        net of tax.................................................              4,456

 Subtract:  Additional income taxes................................            (11,681)
                                                                            ----------

 Adjusted net loss applicable to common stock......................         $ (222,207)
                                                                            ===========

 Net loss applicable to Class A Common Stock.......................         $  (54,500)
                                                                            ==========

 Net loss applicable to Class B Common Stock.......................         $ (167,707)
                                                                            ==========

 Weighted average number of common stock, common stock
     equivalents and converted shares outstanding..................            264,798 (a)

 Add: Shares issuable assuming conversion of zero coupon
        convertible notes due 2004.................................              6,358

      Shares issuable assuming conversion of zero coupon
        convertible notes due 2007.................................              7,440
                                                                            ----------

 Weighted average number of common shares, common stock
      equivalents and convertible shares, assuming full dilution...            278,596
                                                                            ==========

 Weighted average number of Class A common shares, common stock
     equivalents and convertible shares assuming full dilution.....             68,330
                                                                            ==========

 Weighted average number of Class B common shares, common stock
     equivalents and convertible shares assuming full dilution.....            210,266
                                                                            ==========

 Loss per share of Class A and Class B common stock
    assuming full dilution.........................................         $    (0.80)
                                                                            ===========


This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.

 (a) The weighted average number of common stock, common stock equivalents and converted shares outstanding is not the same as the balance on the primary earnings per share calculation as the market price at the close of the period was used in place of the average price in order to reflect maximum dilution.